July 29, 2020
St. Louis, Missouri

AEGION CORPORATION REPORTS 2020 SECOND QUARTER FINANCIAL RESULTS

Q2'20 results exceeded expectations; Solid market position and portfolio strength to successfully navigate near-term challenges

- Q2'20 earnings per diluted share were $0.12 compared to a loss per diluted share of $0.27 in Q2'19. Q2'20 adjusted (non-GAAP)[1] earnings per diluted share were $0.25 compared to $0.37 in the prior year.
- Revenues in the quarter were $245 million. Despite year-over-year COVID-related disruptions and revenue declines across much of the business, the flagship Insituform North America business successfully grew revenues, new orders and backlog, underpinned by our leading position combined with the strength and stability of the North American municipal water and wastewater markets.
- Contract backlog as of June 30, 2020, was $669 million. Excluding exited or to-be-exited businesses, backlog increased 4% over the prior year, driven by increases across all segments and providing confidence in future earnings and cash flow stability.
- Year-to-date operating cash flows as of June 30, 2020, were $60 million, an increase of more than four times the prior-year level, which enabled more than $40 million in debt reduction in Q2'20 and drove a global ending cash balance of $96 million.
- The Company is targeting Q3'20 adjusted EPS of $0.25 to $0.35.

[1]Adjusted (non-GAAP) results exclude certain charges related to the Company's restructuring activities, acquisition and divestiture-related expenses, goodwill and indefinite-lived intangible asset impairment, impairment of assets held for sale, project warranty accruals, credit facility amendment fees and impacts from the Tax Cuts and Jobs Act. Reconciliation of adjusted results begins on page 8.

Q2'20 HIGHLIGHTS

- Exceptional Infrastructure Solutions performance and strong cost and cash management across the business drove results higher than expectations and enabled an accelerated repayment of $2.5 million of temporary wage reductions to a portion of the North American workforce.
- Infrastructure Solutions strength helped offset a sharp decline in volumes and profitability at Energy Services as a result of COVID-related disruptions.
- Despite top-line disruptions across much of the business, the Company delivered a 50 basis point increase in adjusted gross margins and held adjusted operating margins flat compared to the prior year.

"Our ability to exceed performance expectations in the quarter amid unprecedented market disruption is a testament to the success of our efforts in reshaping Aegion to deliver improved earnings stability and cash flow generation in all market cycles. Our scale, unmatched North American market reach and focus on maintaining and rehabilitating critical infrastructure continue to be key differentiating factors in navigating COVID disruptions.

While the near-term outlook remains choppy, primarily in our Energy Services business, our long-term fundamentals are sound, underpinned by significant exposure to the more stable and resilient North American municipal water and wastewater markets, where we've seen double-digit growth year to date. Our balance sheet is in great shape and we are well positioned to emerge stronger from this period of uncertainty."

Charles R. Gordon, President and Chief Executive Officer



Revenues
$318.7
$245.0
(23.1%)
Q2'19
Q2'20
Gross Profit
$67.4
$53.6
(20.6%)
$67.8
$53.5
(21.1%)
Operating Income
$0.5
$8.7
$18.8
$14.5
(22.9%)
$ in USD millions
– GAAP results
– Adjusted (non-GAAP)1 results
Gross Margin
21.2%
21.9%
21.3%
21.8%
Operating Margin
0.1%
3.6%
5.9%
5.9%

INFRASTRUCTURE SOLUTIONS DELIVERED IMPROVED OPERATING INCOME AND MARGINS AMID COVID IMPACTS



Revenues
$155.4
$137.4
(11.6%)
Q2'19
Q2'20
Gross Profit
$38.9
$35.7
(8.2%)
$38.8
$35.7
(8.0%)
Operating Income
$9.1
$21.0
130.3%
$19.9
$20.4
2.6%
Gross Margin
25.0%
26.0%
25.0%
26.0%
Operating Margin
5.9%
15.3%
12.8%
14.9%
$ in USD millions
– GAAP results
– Adjusted (non-GAAP)1 results

Q2'20 Highlights

- Revenues of $137 million declined less than 3% from the prior year, excluding exited or to-be-exited businesses. Insituform North America grew volumes 1%, which helped to offset more pronounced COVID-related declines across smaller business units in North America, Europe and Asia.
- Gross margin improved 100 basis points, driven by the exit of unprofitable international contracting operations, strong productivity in North America and favorable fuel and material cost variances as a result of commodity price declines.
- Adjusted operating expenses declined 19%, which contributed to a 210 basis point improvement in adjusted operating margin and drove adjusted operating income 3% higher than the prior year despite lower revenues.

Infrastructure Solutions results in the quarter exceeded expectations, driven by the continued exceptional performance from the Insituform North America business across multiple key disciplines, including safety, sales, operations and cash management.

The North American wastewater CIPP market grew more than 10% in H1'20 and Insituform's order intake over the same period was up more than 11%. Activity at the bid table remains robust and we believe we are well positioned with backlog to continue to drive strong performance from the segment. Additionally, we continue to expand our product offering to advance our leadership position in the market.

Q3'20 Outlook

Q3'20 Infrastructure Solutions revenues are expected to be flat to down 5% from Q3'19. Excluding the impact of exited or to-be-exited operations, revenues are projected to be flat to up 5%. Adjusted operating margins are expected to be on par with Q3'19.

- Segment backlog at June 30, 2020, excluding the impact of exited or to-be-exited businesses, increased 6%, primarily attributed to Insituform North America growth. This solid backlog position is expected to drive higher Insituform North America revenues in Q3'20, partly offset by flat to declining volumes in the smaller Fyfe, Underground Solutions and international businesses.
- Q3'20 margins are expected to decline from Q2'20 due to higher personnel costs following the easing of cost reduction actions as well as reduced fuel cost favorability as projects in backlog more closely match current commodity pricing.

Infrastructure Solutions Contract Backlog



$309.9
0.8%
$312.4
$291.0
6.0%
$308.5
–Exited or to-be-exited businesses
–Remaining
6/30/19
6/30/20

$ in USD millions

CORROSION PROTECTION ACHIEVED MARGIN IMPROVEMENT DESPITE LOWER REVENUES AND UNFAVORABLE MIX



Revenues
$77.6
$55.5
(28.5%)
Q2'19
Q2'20
Gross Profit
$16.7
$14.1
(15.5%)
$17.2
$14.0
(18.5%)
Q2'19
Q2'20
Operating Income (Loss)
$(3.9)
$0.7
118.1%
$2.4
$2.0
(15.2%)
Gross Margin
21.5%
25.4%
22.1%
25.2%
Operating Margin
-5.0%
1.3%
3.1%
3.7%
$ in USD millions
– GAAP results
– Adjusted (non-GAAP)1 results

Q2'20 Highlights

- Revenues for the quarter declined 26% from the prior year, excluding exited or to-be-exited operations, primarily driven by lower Corrpro North America volumes related to the downsizing of the construction business. Additionally, volumes at United Pipeline Systems and Coating Services declined, primarily due to international project delays as a result of COVID-related disruptions.

- Corrpro U.S. business unit performance was sharply improved due to higher utilization and fixed cost control as a result of restructuring actions, leading to more than 500 basis points of improvement in adjusted gross margins and increased year-over-year earnings contributions.

- Q2'20 results included a one-time benefit of $1.5 million from COVID-related government job retention subsidies in Canada, which favorably impacted both adjusted gross margins and adjusted operating margins.

While the broader oil and gas markets are mixed, we feel good about our Corrosion Protection positioning. In the Middle East, declining global oil prices haven't had a material impact on our coatings and linings businesses. Our backlog and market outlook remain strong and project delays are attributed to COVID-related disruptions and are expected to be temporary.

In North America, the near-term outlook for our coatings and linings business has weakened, though we've taken measures to reduce fixed costs to match demand. The outlook is more positive for the Corrpro North America business, which serves the more stable compliance, maintenance and remediation needs of the midstream market. Orders and backlog have held up well for this business overall and the improved operating trends support our expectations that the segment will be a steady earnings contributor over the next 12 to 18 months.

Q3'20 Outlook

Q3'20 revenues are expected to decline 10 to 15% from the prior year. Excluding the impact of exited or to-be-exited international operations, revenues are projected to decline 5 to 10%, primarily driven by reduced Corrpro volumes. Adjusted operating margins are expected to increase 50 to 100 basis points, driven primarily by improved Corrpro U.S. profitability.

- Segment backlog at June 30, 2020, excluding the impact of exited or to-be-exited businesses, increased 4%, primarily driven by strong international project backlog for both United Pipeline Systems and Coating Services. International Coating Services project activity is expected to increase in H2'20, though ultimate timing is dependent on government mandates related to the pandemic.

Corrosion Protection Contract Backlog



$141.4
$140.3
(0.8%)
$134.4
$139.8
4.0%
6/30/19
6/30/20
–Exited or to-be-exited businesses
–Remaining

$ in USD millions

ENERGY SERVICES RESULTS HEAVILY IMPACTED BY COVID-DRIVEN REDUCTION IN WEST COAST FUEL CONSUMPTION



Revenues
$85.7
$52.1
(39.2%)
Q2'19
Q2'20



Gross Profit
$11.9
$3.8
(68.0%)
$11.9
$3.8
(68.0%)
Q2'19
Q2'20
Q2'19
Q2'20



Operating Income (Loss)
$4.1
$(5.7)
$4.1
$(2.3)
Q2'19
Q2'20
Q2'19
Q2'20

$ in USD millions

- GAAP results
- Adjusted (non-GAAP)[1] results



Gross Margin
13.9%
7.3%
13.9%
7.3%
Q2'19
Q2'20
Q2'19
Q2'20



Operating Margin
4.8%
-11.0%
4.8%
-4.3%
Q2'19
Q2'20
Q2'19
Q2'20

Q2'20 Highlights

- Revenues declined 39% year over year to $52 million, driven by lower refinery maintenance volumes as a result of sharply reduced West Coast fuel consumption due to stay-at-home mandates and activity restrictions.
- Margin performance declined significantly, primarily due to temporary three- to six-month price concessions granted to help refinery customers navigate the sudden decline in demand. Additionally, unfavorable fixed cost absorption further weighed on margins, despite significant cost mitigation actions and a 22% reduction in adjusted operating costs.

Q3'20 Outlook

Q3'20 revenues are expected to decline 10 to 15% compared to the prior year. The segment is projecting an adjusted operating loss in the quarter as a result of continued temporary price concessions that will unfavorably impact profitability. Earnings contributions and margin performance are expected to improve in Q4'20 and 2021.

- Segment backlog at June 30, 2020, increased slightly from the prior year to $220 million. Maintenance backlog declined due to expectations for near-term COVID-related manhour reductions but is partly offset by expanded share of wallet at existing refineries and new previously-announced wins in the Rocky Mountain region. Turnaround backlog increased due to project deferrals from H1'20 shifting into H2'20 and early 2021. Construction backlog also increased, driven by a large previously-announced renewal diesel project expected to take place over the next six to nine months.

The Energy Services segment has seen the most significant impact from the COVID pandemic, as a result of sharply reduced fuel consumption on the West Coast and a related decline in refinery production and utilization and a deferral of maintenance needs.

While temporary price concessions are expected to create a near-term drag on profitability, our willingness to share the pain from this crisis with our customers has resulted in expanded share of wallet commitments and is expected to lead to future volume increases. The long-term impact to the business as a result of COVID-related changes remains unclear and we are focused on continuing to streamline the cost structure to successfully navigate this period of uncertainty.

Energy Services Contract Backlog



$218.5
$220.3
0.8%
6/30/19
6/30/20

$ in USD millions

Represents expected unrecognized revenues to be realized under long-term Master Service Agreements and other signed contracts, limited to the next 12 months of expected revenues.

COVID UPDATE

Over the past several months, the COVID outbreak has significantly disrupted domestic and international operations and economic activity. In order to help mitigate the negative financial impact caused by the pandemic, the Company implemented a number of cost savings measures across the businesses and at the corporate office including employee furloughs, temporary wage adjustments, utilization of governmental job retention subsidies, elimination of non-essential travel and reduction of discretionary spend. The Company has also taken cash preservation measures to aggressively manage working capital, reduce non-critical capital expenditures, suspend open-market share repurchases and transition certain salaried compensation and board of directors' fees to equity-based compensation. Certain components of these spending restrictions were lifted in July, including wage reductions, and others are expected to remain in place for the duration of 2020.

While many of the cost savings in place today are temporary in nature, management will continue to evaluate the long-term financial impacts to the business and the need for additional permanent changes in light of ongoing potential COVID challenges.

FINANCIAL OUTLOOK

There remains considerable uncertainty around the extent and duration of business disruptions related to the pandemic. As such, the Company continues to suspend full-year guidance in lieu of a more near-term quarterly projection on results. The Company will look to reinstate longer-term guidance when visibility and reliability of forecasting accuracy improves.

For Q3'20, management is targeting adjusted EPS of $0.25 to $0.35. Compared to Q2'20 results, management is forecasting significantly improved revenues, with increases across the three segments. Costs in Q3'20 are expected to increase to reflect the absence of one-time savings realized in Q2'20 as well as a more normalized level of wage and benefits expense due to the return of certain furloughed employees and the reinstatement of salaries to 100% as of July 1. Q2'20 results benefited from approximately $4.8 million in pre-tax savings from temporary wage reductions and the utilization of government wage subsidies. Q3'20 results will also reflect incremental expense of approximately $1.8 million associated with the vesting of stock awarded to certain employees and directors to return the value of salary and board fee reductions in place during Q2'20.

The Company's liquidity remains strong with $96 million in global cash and $140 million in borrowing capacity as of June 30, 2020.

RESTRUCTURING AND DIVESTITURE UPDATE

During 2019, management substantially completed a multi-year restructuring effort focused on a series of strategic actions intended to generate more predictable and sustainable long-term earnings growth, which included, among other things, actions to reduce upstream oil & gas exposure, the exit or divestiture of multiple smaller international businesses, the restructuring of unprofitable businesses in North America and other efforts to right-size underperforming businesses and reduce corporate and other operating costs.

During the second quarter, total pre-tax restructuring charges were $4.8 million, of which $2.6 million were cash charges. Cash charges primarily related to the downsizing of the Corrpro North America construction business and other related profitability improvement initiatives. Additionally, we executed reductions in force across the rest of the company related to business slowdowns due to COVID.

The Company still expects to complete the sale of the Northern Ireland contracting business, which was put on hold during the first quarter due to current market conditions. Minor final dissolution activities remain in South America and South Africa, all of which are expected to be completed by year end. Additionally, the exit of Corrpro activities in the Middle East is substantially complete, though wind-down activities are expected to extend into the first quarter of 2021 related to a small number of projects remaining in backlog that were delayed due to COVID impacts. It is possible for additional non-cash charges associated with, among other things, final currency translation adjustments as well as net losses as part of the sale, closure and/or liquidation of international entities.

During the second half of 2020, management will continue to evaluate impacts to the business as a result of the COVID pandemic and oil market declines to determine whether additional structural changes are required as a result of evolving long-term demand fundamentals, which could result in additional cash and non-cash restructuring charges.

About Aegion Corporation (NASDAQ: AEGN)
Aegion combines innovative technologies with market-leading expertise to maintain, rehabilitate and strengthen infrastructure around the world. For nearly 50 years, the Company has played a pioneering role in finding innovative solutions to rehabilitate aging infrastructure, primarily pipelines in the wastewater, water, energy, mining and refining industries. Aegion also maintains the efficient operation of refineries and other industrial facilities. Aegion is committed to Stronger. Safer. Infrastructure.® More information about Aegion can be found at www.aegion.com.

Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Aegion's forward-looking statements in this news release represent its beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to Aegion and on management's beliefs, assumptions, estimates or projections and are not guarantees of future events or results. When used in this document, the words "anticipate," "estimate," "believe," "plan," "intend, "may," "will" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the "Risk Factors" section of Aegion's Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on March 2, 2020, and in subsequently filed documents, and, in particular, the impact of the current COVID virus outbreak and the evolving response thereto both on the Company generally and on other risks described therein. In light of these risks, uncertainties and assumptions, the forward-looking events may not occur. In addition, Aegion's actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, Aegion does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by Aegion from time to time in Aegion's filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by Aegion in this news release are qualified by these cautionary statements.

Information regarding the impact of the Tax Cuts and Jobs Act consists of estimates which are forward looking and subject to change. The Company anticipates additional guidance, both at the federal and state level, to be forthcoming in 2020. As such, the impacts of the legislation may differ from current estimates, interpretations and assumptions, possibly materially, and the amount of the impact on the Company may accordingly be adjusted over the course of 2020.

About Non-GAAP Financial Measures
Aegion has presented certain information in this release excluding certain items that impacted income, expense and earnings per share. The adjusted earnings per share in the quarters and six months ended June 30, 2020 and 2019 exclude charges related to the Company's restructuring activities, acquisition and divestiture-related expenses, goodwill and indefinite-lived intangible asset impairment, impairment of assets held for sale, project warranty accruals, credit facility amendment fees and impacts related to the Tax Cuts and Jobs Act.

Aegion management uses such non-GAAP information internally to evaluate financial performance for Aegion's operations because Aegion's management believes such non-GAAP information allows management to more accurately compare Aegion's ongoing performance across periods. As such, Aegion's management believes that providing non-GAAP financial information to Aegion's investors is useful because it allows investors to evaluate Aegion's performance using the same methodology and information used by Aegion management.

Aegion® and Stronger. Safer. Infrastructure.® and the associated logos are the registered trademarks of Aegion Corporation and its affiliates.

CONTACT: Aegion Corporation
David F. Morris, Executive Vice President and Chief Financial Officer
(636) 530-8000

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,	
	2020	2019	2020	2019
Revenues	$ 245,017	$ 318,740	$ 532,392	$ 595,644
Cost of revenues	191,442	251,303	428,933	479,912
Gross profit	53,575	67,437	103,459	115,732
Operating expenses	41,970	51,254	88,318	99,124
Goodwill impairment	1,258	—	1,258	—
Definite-lived intangible asset impairment	957	—	957	—
Impairment (gain) of assets held for sale	(658)	11,946	(658)	11,946
Acquisition and divestiture expenses	657	804	1,509	917
Restructuring and related charges	664	2,974	1,952	4,060
Operating income (loss)	8,727	459	10,123	(315)
Other income (expense):				
Interest expense	(4,690)	(3,566)	(7,886)	(7,156)
Interest income	215	261	443	546
Other	964	(1,015)	1,389	(1,689)
Total other expense	(3,511)	(4,320)	(6,054)	(8,299)
Income (loss) before taxes on income	5,216	(3,861)	4,069	(8,614)
Taxes on income (loss)	1,220	4,286	1,376	3,524
Net income (loss)	3,996	(8,147)	2,693	(12,138)
Non-controlling interests income	(140)	(219)	(469)	(229)
Net income (loss) attributable to Aegion Corporation	$ 3,856	$ (8,366)	$ 2,224	$ (12,367)
Income (loss) per share attributable to Aegion Corporation:				
Basic	$ 0.13	$ (0.27)	$ 0.07	$ (0.39)
Diluted	$ 0.12	$ (0.27)	$ 0.07	$ (0.39)
Weighted average shares outstanding - Basic	30,726,566	31,216,886	30,721,684	31,459,557
Weighted average shares outstanding - Diluted	31,118,484	31,216,886	31,197,418	31,459,557

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except per share amounts)

For the Quarter Ended June 30, 2020

	Gross Profit	Operating Expenses	Operating Income	Income before Taxes on Income	Taxes on Income	Net Income attributable to Aegion Corporation	Diluted Earnings per Share
As Reported (GAAP)	$ 53,575	$ 41,970	$ 8,727	$ 5,216	$ 1,220	$ 3,856	$ 0.12
Items Affecting Comparability:							
Restructuring Charges[1]	(79)	(2,966)	5,766	4,833	1,085	3,698	0.12
Acquisition/Divestiture Related Expenses[2]	—	—	(1)	(245)	(11)	(234)	(0.01)
Credit Facility Fees[3]	—	—	—	669	145	524	0.02
As Adjusted (Non-GAAP)	$ 53,496	$ 39,004	$ 14,492	$ 10,473	$ 2,439	$ 7,844	$ 0.25

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring gains for cost of revenues of $79 primarily related to recoveries of inventory write offs; (ii) pre-tax restructuring charges for operating expenses of $2,966 primarily related to wind-down costs, reserves for potentially uncollectible receivables, fixed asset disposals and other restructuring-related charges; (iii) pre-tax goodwill and definite-lived intangible asset impairment charges of $1,258 and $957, respectively, related to restructured operations; (iv) pre-tax restructuring and related charges of $664 related to employee severance, extension of benefits, employment assistance programs and contract termination costs; and (v) pre-tax restructuring income for other income/expense of $933 related to net gains on disposal of certain restructured operations and the release of cumulative currency translation adjustments.

(2) Includes the following non-GAAP adjustments: (i) pre-tax expenses of $657 incurred primarily in connection with the Company's divestitures of Australia and Spain and its planned divestiture of its held for sale operations; (ii) pre-tax gains of $658 related to recoveries of previously reserved customer receivables in our held for sale operations; and (iii) a working capital adjustment of $244 for the divestiture of Spain.

(3) Includes pre-tax non-GAAP adjustments of $669 related to certain out-of-pocket expenses and acceleration of certain unamortized fees associated with amending the Company's credit facility.

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except per share amounts)

For the Quarter Ended June 30, 2019

	Gross Profit	Operating Expenses	Operating Income	Income (Loss) before Taxes on Income	Taxes on Income (Loss)	Net Income (Loss) attributable to Aegion Corporation	Diluted Earnings (Loss) per Share
As Reported (GAAP)	$ 67,437	$ 51,254	$ 459	$ (3,861)	$ 4,286	$ (8,366)	$ (0.27)
Items Affecting Comparability:							
Restructuring Charges[(1)]	396	(2,205)	5,575	6,516	(862)	7,378	0.24
Acquisition/Divestiture Related Expenses[(2)]	—	—	12,750	12,750	109	12,641	0.40
Tax Cuts and Jobs Act[(3)]	—	(23)	23	23	6	17	—
As Adjusted (Non-GAAP)	$ 67,833	$ 49,026	$ 18,807	$ 15,428	$ 3,539	$ 11,670	$ 0.37

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $396 primarily related to inventory write offs; (ii) pre-tax restructuring charges for operating expenses of $2,205 primarily related to wind-down costs, reserves for potentially uncollectible receivables, fixed asset disposals and other restructuring-related charges; (iii) pre-tax restructuring and related charges of $2,974 related to employee severance, extension of benefits, employment assistance programs and contract termination costs; (iv) pre-tax restructuring charges for other expense of $941 related to net losses on disposal of certain restructured operations and the release of cumulative currency translation adjustments; and (v) foreign withholding taxes of $2,073 on the repatriation of foreign earnings.

(2) Includes the following non-GAAP adjustments: (i) pre-tax charges of $11,946 related to the impairment of held for sale operations (CIPP operations in Australia and the Netherlands, Corrpower and United Mexico); and (ii) pre-tax charges of $804 incurred primarily in connection with the Company's divestiture of Australia and other held for sale operations.

(3) Includes non-GAAP adjustments related to professional fees resulting from the Tax Cuts and Jobs Act.

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except per share amounts)

For the Six Months Ended June 30, 2020

	Gross Profit	Operating Expenses	Operating Income	Income before Taxes on Income	Taxes on Income	Net Income attributable to Aegion Corporation	Diluted Earnings per Share
As Reported (GAAP)	$ 103,459	$ 88,318	$ 10,123	$ 4,069	$ 1,376	$ 2,224	$ 0.07
Items Affecting Comparability:							
Restructuring Charges[(1)]	244	(4,347)	8,758	8,456	1,639	6,767	0.22
Acquisition/Divestiture Related Expenses[(2)]	—	—	851	171	37	134	—
Credit Facility Fees[(3)]	—	—	—	669	145	524	0.02
As Adjusted (Non-GAAP)	$ 103,703	$ 83,971	$ 19,732	$ 13,365	$ 3,197	$ 9,649	$ 0.31

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $244 primarily related to inventory write offs; (ii) pre-tax restructuring charges for operating expenses of $4,347 primarily related to wind-down costs, reserves for potentially uncollectible receivables, fixed asset disposals and other restructuring-related charges; (iii) pre-tax goodwill and definite-lived intangible asset impairment charges of $1,258 and $957, respectively, related to restructured operations; (iv) pre-tax restructuring and related charges of $1,952 related to employee severance, extension of benefits, employment assistance programs and contract termination costs; and (v) pre-tax restructuring income for other income/expense of $302 related to net gains on disposal of certain restructured operations and the release of cumulative currency translation adjustments.

(2) Includes the following non-GAAP adjustments: (i) pre-tax expenses of $1,509 incurred primarily in connection with the Company's divestitures of Australia and Spain and its planned divestiture of its held for sale operations; (ii) pre-tax gains of $658 related to recoveries of previously reserved customer receivables in our held for sale operations; and (iii) pre-tax net gains of $680 on the divestitures of Australia and Spain.

(3) Includes pre-tax non-GAAP adjustments of $669 related to certain out-of-pocket expenses and acceleration of certain unamortized fees associated with amending the Company's credit facility.

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except per share amounts)

For the Six Months Ended June 30, 2019

	Gross Profit	Operating Expenses	Operating Income (Loss)	Income (Loss) before Taxes on Income	Taxes on Income (Loss)	Net Income (Loss) attributable to Aegion Corporation	Diluted Earnings (Loss) per Share
As Reported (GAAP)	$ 115,732	$ 99,124	$ (315)	$ (8,614)	$ 3,524	$ (12,367)	$ (0.39)
Items Affecting Comparability:							
Restructuring Charges[1]	470	(3,735)	8,265	9,382	(594)	9,976	0.32
Acquisition/Divestiture Related Expenses[2]	—	—	12,863	12,863	138	12,725	0.40
Warranty Accrual[3]	4,429	—	4,429	4,429	1,169	3,260	0.10
Tax Cuts and Jobs Act[4]	—	(63)	63	63	17	46	—
As Adjusted (Non-GAAP)	$ 120,631	$ 95,326	$ 25,305	$ 18,123	$ 4,254	$ 13,640	$ 0.43

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $470 primarily related to inventory write offs; (ii) pre-tax restructuring charges for operating expenses of $3,735 primarily related to wind-down costs, reserves for potentially uncollectible receivables, fixed asset disposals and other restructuring-related charges; (iii) pre-tax restructuring and related charges of $4,060 related to employee severance, extension of benefits, employment assistance programs and contract termination costs; (iv) pre-tax restructuring charges for other expense of $1,117 related to losses on disposal of certain restructured operations and the release of cumulative currency translation adjustments; and (v) foreign withholding taxes of $2,073 on the repatriation of foreign earnings.

(2) Includes the following non-GAAP adjustments: (i) pre-tax charges of $11,946 related to the impairment of held for sale operations (CIPP operations in Australia and the Netherlands, Corrpower and United Mexico); and (ii) pre-tax charges of $917 incurred primarily in connection with the Company's divestiture of Australia and other held for sale operations.

(3) Includes a non-GAAP adjustment for estimated project remediation charges of $4,429 related to a cured-in-place pipe project in the North American operations of Infrastructure Solutions.

(4) Includes non-GAAP adjustments related to professional fees resulting from the Tax Cuts and Jobs Act.

AEGION CORPORATION AND SUBSIDIARIES
Segment Reporting
(Unaudited) (Non-GAAP)
(in thousands)

	Quarter Ended June 30, 2020			Quarter Ended June 30, 2019		
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)
Revenues:						
Infrastructure Solutions	$ 137,392	$ -	$ 137,392	$ 155,439	$ -	$ 155,439
Corrosion Protection	55,491	-	55,491	77,597	-	77,597
Energy Services	52,134	-	52,134	85,704	-	85,704
Total Revenues	$ 245,017	$ -	$ 245,017	$ 318,740	$ -	$ 318,740
Gross Profit:						
Infrastructure Solutions	$ 35,667	$ 52	$ 35,719	$ 38,871	$ (67)	$ 38,804
Gross Profit Margin	*26.0%*		*26.0%*	*25.0%*		*25.0%*
Corrosion Protection	14,111	(131)	13,980	16,692	463	17,155
Gross Profit Margin	*25.4%*		*25.2%*	*21.5%*		*22.1%*
Energy Services	3,797	-	3,797	11,874	-	11,874
Gross Profit Margin	*7.3%*		*7.3%*	*13.9%*		*13.9%*
Total Gross Profit	$ 53,575	$ (79)	$ 53,496	$ 67,437	$ 396	$ 67,833
Gross Profit Margin	*21.9%*		*21.8%*	*21.2%*		*21.3%*
Operating Income (Loss):						
Infrastructure Solutions	$ 21,004	$ (585)	$ 20,419	$ 9,120	$ 10,791	$ 19,911
Operating Margin	*15.3%*		*14.9%*	*5.9%*		*12.8%*
Corrosion Protection	699	1,344	2,043	(3,863)	6,272	2,409
Operating Margin	*1.3%*		*3.7%*	*(5.0)%*		*3.1%*
Energy Services	(5,713)	3,454	(2,259)	4,107	6	4,113
Operating Margin	*(11.0)%*		*(4.3)%*	*4.8%*		*4.8%*
Corporate	(7,263)	1,552	(5,711)	(8,905)	1,279	(7,626)
Operating Margin	*(3.0)%*		*(2.3)%*	*(2.8)%*		*(2.4)%*
Total Operating Income	$ 8,727	$ 5,765	$ 14,492	$ 459	$ 18,348	$ 18,807
Operating Margin	*3.6%*		*5.9%*	*0.1%*		*5.9%*

(1) Includes non-GAAP adjustments related to:

Infrastructure Solutions - (i) pre-tax restructuring charges associated with severance and benefit related costs, contract termination costs, wind-down costs, fixed asset disposals and other restructuring charges; and (ii) expenses incurred in connection with the divestitures of Australia and Spain.

Corrosion Protection - pre-tax restructuring charges associated with severance and benefit related costs, contract termination costs, wind-down costs, fixed asset disposals and other restructuring charges.

Energy Services - pre-tax restructuring charges associated with severance and benefit related costs, reserves for potentially uncollectible receivables, goodwill and definite-lived intangible asset impairment charges, and other restructuring charges.

Corporate - (i) pre-tax restructuring charges primarily associated with severance and benefit related costs and legal expenses; and (ii) divestiture expenses related to Australia and Spain and other acquisition and divestiture activities.

(2) Includes non-GAAP adjustments related to:

Infrastructure Solutions - (i) pre-tax restructuring charges associated with severance and benefit related costs, contract termination costs and other restructuring charges; (ii) expenses incurred in connection with the divestiture of the CIPP business in Australia; and (iii) impairment of assets held for sale.

Corrosion Protection - (i) pre-tax restructuring charges associated with severance and benefit related costs, contract termination costs and other restructuring charges; (ii) acquisition and divestiture expenses; and (iii) impairment of assets held for sale.

Energy Services - pre-tax restructuring charges associated with severance and benefit related costs and other restructuring charges.

Corporate - (i) pre-tax restructuring charges primarily associated with severance and benefit related costs and legal expenses; and (ii) acquisition and divestiture expenses.

AEGION CORPORATION AND SUBSIDIARIES
Segment Reporting
(Unaudited) (Non-GAAP)
(in thousands)

	Six Months Ended June 30, 2020			Six Months Ended June 30, 2019		
	As Reported (GAAP)	Adjustments [1]	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments [2]	As Adjusted (Non-GAAP)
Revenues:						
Infrastructure Solutions	$ 267,636	$ -	$ 267,636	$ 286,982	$ -	$ 286,982
Corrosion Protection	121,559	-	121,559	142,095	-	142,095
Energy Services	143,197	-	143,197	166,567	-	166,567
Total Revenues	$ 532,392	$ -	$ 532,392	$ 595,644	$ -	$ 595,644
Gross Profit:						
Infrastructure Solutions	$ 67,037	$ 69	$ 67,106	$ 65,457	$ 4,337	$ 69,794
Gross Profit Margin	*25.0%*		*25.1%*	*22.8%*		*24.3%*
Corrosion Protection	23,028	175	23,203	29,565	562	30,127
Gross Profit Margin	*18.9%*		*19.1%*	*20.8%*		*21.2%*
Energy Services	13,394	-	13,394	20,710	-	20,710
Gross Profit Margin	*9.4%*		*9.4%*	*12.4%*		*12.4%*
Total Gross Profit	$ 103,459	$ 244	$ 103,703	$ 115,732	$ 4,899	$ 120,631
Gross Profit Margin	*19.4%*		*19.5%*	*19.4%*		*20.3%*
Operating Income (Loss):						
Infrastructure Solutions	$ 34,559	$ 44	$ 34,603	$ 14,835	$ 17,373	$ 32,208
Operating Margin	*12.9%*		*12.9%*	*5.2%*		*11.2%*
Corrosion Protection	(5,748)	3,118	(2,630)	(5,623)	6,534	911
Operating Margin	*(4.7)%*		*(2.2)%*	*(4.0)%*		*0.6%*
Energy Services	(3,537)	3,550	13	5,222	40	5,262
Operating Margin	*(2.5)%*		*0.0%*	*3.1%*		*3.2%*
Corporate	(15,151)	2,897	(12,254)	(14,749)	1,673	(13,076)
Operating Margin	*(2.8)%*		*(2.3)%*	*(2.5)%*		*(2.2)%*
Total Operating Income (loss)	$ 10,123	$ 9,609	$ 19,732	$ (315)	$ 25,620	$ 25,305
Operating Margin	*1.9%*		*3.7%*	*(0.1)%*		*4.2%*

[1] Includes non-GAAP adjustments related to:

Infrastructure Solutions - (i) pre-tax restructuring charges associated with severance and benefit related costs, contract termination costs, wind-down costs, fixed asset disposals and other restructuring charges; and (ii) expenses incurred in connection with the divestitures of Australia and Spain.

Corrosion Protection - pre-tax restructuring charges associated with severance and benefit related costs, contract termination costs, wind-down costs, fixed asset disposals and other restructuring charges.

Energy Services - pre-tax restructuring charges associated with severance and benefit related costs, reserves for potentially uncollectible receivables, goodwill and definite-lived intangible asset impairment charges, and other restructuring charges.

Corporate - (i) pre-tax restructuring charges primarily associated with severance and benefit related costs and legal expenses; and (ii) divestiture expenses related to Australia and Spain and other acquisition and divestiture activities.

[2] Includes non-GAAP adjustments related to:

Infrastructure Solutions - (i) pre-tax restructuring charges associated with severance and benefit related costs, contract termination costs and other restructuring charges; (ii) expenses incurred in connection with the divestiture of the CIPP business in Australia; (iii) project warranty accrual; and (iv) impairment of assets held for sale.

Corrosion Protection - (i) pre-tax restructuring charges associated with severance and benefit related costs, contract termination costs and other restructuring charges; (ii) acquisition and divestiture expenses; and (iii) impairment of assets held for sale.

Energy Services - pre-tax restructuring charges associated with severance and benefit related costs and other restructuring charges.

Corporate - (i) pre-tax restructuring charges primarily associated with severance and benefit related costs and legal expenses; and (ii) acquisition and divestiture expenses.

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share amounts)

	June 30, 2020	December 31, 2019
Assets		
Current assets		
Cash and cash equivalents	$ 95,324	$ 64,874
Restricted cash	994	1,348
Receivables, net of allowances of $6,431 and $7,224, respectively	171,245	192,604
Retainage	30,213	33,103
Contract assets	43,278	51,092
Inventories	49,589	57,193
Prepaid expenses and other current assets	34,570	33,909
Assets held for sale	10,367	16,092
Total current assets	435,580	450,215
Property, plant & equipment, less accumulated depreciation	100,082	101,091
Other assets		
Goodwill	254,754	256,835
Intangible assets, less accumulated amortization	97,143	104,828
Operating lease assets	69,701	71,466
Deferred income tax assets	466	1,216
Other non-current assets	8,495	9,862
Total other assets	430,559	444,207
Total Assets	$ 966,221	$ 995,513
Liabilities and Equity		
Current liabilities		
Accounts payable	$ 58,402	$ 60,614
Accrued expenses	89,070	96,577
Contract liabilities	37,512	37,562
Current maturities of long-term debt	26,780	32,803
Liabilities held for sale	1,448	6,485
Total current liabilities	213,212	234,041
Long-term debt, less current maturities	233,097	243,629
Operating lease liabilities	55,455	56,253
Deferred income tax liabilities	11,404	11,254
Other non-current liabilities	23,435	15,243
Total liabilities	536,603	560,420
Equity		
Preferred stock, undesignated, $.10 par – shares authorized 2,000,000; none outstanding	—	—
Common stock, $.01 par – shares authorized 125,000,000; shares issued and outstanding 30,768,399 and 30,715,959, respectively	308	307
Additional paid-in capital	100,490	101,148
Retained earnings	361,222	358,998
Accumulated other comprehensive loss	(39,962)	(32,694)
Total stockholders' equity	422,058	427,759
Non-controlling interests	7,560	7,334
Total equity	429,618	435,093
Total Liabilities and Equity	$ 966,221	$ 995,513

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended June 30,	
	2020	2019
Cash flows from operating activities:		
Net income (loss)	$ 2,693	$ (12,138)
Adjustments to reconcile to net cash provided by operating activities:		
Depreciation and amortization	18,001	17,615
Gain on sale of fixed assets	(304)	(584)
Equity-based compensation expense	4,443	4,224
Deferred income taxes	294	601
Non-cash restructuring charges	503	1,409
Goodwill impairment	1,258	—
Definite-lived intangible asset impairment	957	—
Impairment of assets held for sale	—	11,946
Gain on sale of businesses	(680)	—
(Gain) loss on foreign currency transactions	(319)	701
Other	983	(190)
Changes in operating assets and liabilities (net of acquisitions):		
Receivables net, retainage and contract assets	30,488	(289)
Inventories	6,705	(3,966)
Prepaid expenses and other assets	(821)	6,153
Accounts payable and accrued expenses	(7,650)	(5,887)
Contract liabilities	216	(5,056)
Other operating	3,571	(360)
Net cash provided by operating activities	60,338	14,179
Cash flows from investing activities:		
Capital expenditures	(10,576)	(14,328)
Proceeds from sale of fixed assets	557	968
Patent expenditures	(154)	(197)
Sale of businesses, net of cash disposed	3,602	—
Net cash used in investing activities	(6,571)	(13,557)
Cash flows from financing activities:		
Proceeds from issuance of common stock upon stock option exercises	—	956
Repurchase of common stock	(5,104)	(25,171)
Distributions to non-controlling interests	(153)	(1,409)
Credit facility amendment fees	(1,995)	—
Payments on notes payable, net	—	(179)
Proceeds from line of credit, net	2,000	7,000
Principal payments on long-term debt	(17,500)	(13,125)
Net cash used in financing activities	(22,752)	(31,928)
Effect of exchange rate changes on cash	(919)	226
Net increase (decrease) in cash, cash equivalents and restricted cash for the period	30,096	(31,080)
Cash, cash equivalents and restricted cash, beginning of year	66,222	84,886
Cash, cash equivalents and restricted cash, end of period	96,318	53,806
Cash, cash equivalents and restricted cash associated with assets held for sale, end of period	-	(1,709)
Cash, cash equivalents and restricted cash, end of period	$ 96,318	$ 52,097